United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): October 31, 2005

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 North Main Street

P.O. Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2005, Union Bankshares Corporation (“Union”) announced the signing of an Agreement and Plan of Reorganization (the “Reorganization Agreement”) with Prosperity Bank & Trust Company, a Virginia chartered bank headquartered in Springfield, Virginia (“Prosperity”), which sets forth the terms and conditions by which Union will acquire Prosperity through a share exchange. The Reorganization Agreement provides that each shareholder of Prosperity will have the right to receive $90.00 in cash for each share of Prosperity common stock held. The total transaction value is estimated to be $36 million. The Reorganization Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K.

Consummation of the transaction is subject to a number of customary conditions including (i) the approval of the Reorganization Agreement by the shareholders of Prosperity, and (ii) the receipt of all required regulatory approvals. The acquisition is expected to be completed late in the first quarter of 2006. The Reorganization Agreement provides that upon termination of the Reorganization Agreement under specified circumstances Prosperity may be required to pay to Union a termination fee of $1,440,000. The joint news release announcing the transaction is included as Exhibit 99.1 to this Current Report on Form 8-K.

The above description of the Reorganization Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement. The Reorganization Agreement has been included to provide information regarding the terms of the Prosperity acquisition. It is not intended to provide any other factual information about Union. Such information can be found in the other public filings Union makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Reorganization Agreement contains representations and warranties the parties made to each other. The assertions embodied in those representations and warranties by Prosperity and Union are qualified by information in the confidential disclosure schedules attached to the Reorganization Agreement. While Union does not believe that these schedules contain information securities laws require it to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Reorganization Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

2.1	Agreement and Plan of Reorganization, dated as of October 31, 2005, by and between Union Bankshares Corporation and Prosperity Bank & Trust Company

99.1	Joint News Release dated October 31, 2005, announcing execution of the Reorganization Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: November 1, 2005	By:	/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and Chief Financial Officer

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